Exhibit 10.2
Form 8-K
Viking Systems, Inc.
File No. 000-49636

THIS NOTE AND THE COMMON STOCK REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THE NOTE NOR THE COMMON STOCK MAY BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THIS NOTE AND THE COMMON STOCK REFERENCED HEREIN.

VIKING SYSTEMS, INC.

April 7, 2006	$250,000.00

10% UNSECURED CONVERTIBLE PROMISSORY NOTE

Viking Systems, Inc. (the “Company”), for value received, hereby promises to pay to VISION OPPORTUNITY MASTER FUND, LTD. or registered assigns (the “Holder”) on May 31, 2006, or such earlier date as this Note may become due and payable pursuant to Section 2 hereof (the “Maturity Date”), (i) the Principal Amount of Two Hundred Fifty Thousand Dollars ($250,000.00); (ii) a Loan Premium of Twelve Thousand Five Hundred Dollars ($12,500); and (iii) interest on the outstanding Principal Amount at the rate of ten percent (10%) per annum.

This 10% Unsecured Convertible Promissory Note (this “Note”) is issued to the Holder pursuant to the terms and conditions of that certain Loan Agreement, dated as of the date hereof, and any amendments thereto (the “Loan Agreement”) entered into by the Company and Vision Opportunity Master Fund Ltd. All capitalized terms used herein without definitions shall have the respective meanings provided therefore in the Loan Agreement.

1. Repayment. Subject to Section 2 of this Note, the unpaid Principal Amount, the Loan Premium in the amount of $12,500, and accrued interest on the Principal Amount, shall be paid by Viking to Holder not later than May 31, 2006 (the “Maturity Date”).

2. Acceleration of Maturity Date. Not withstanding anything else contained herein to the contrary, in the event Viking completes the Subsequent Financing prior to May 31, 2006, the Maturity Date shall be the date of the initial closing of the Subsequent Financing.

3. Conversion Rights. At the sole option of Holder any or all of the amounts due to Holder by Viking pursuant to this Agreement, may be converted into either of the following:

(i) shares of Viking’s common stock at the lower of $.20 per share or the effective per share of common stock price provided for in the Subsequent Financing; or

(ii) the Preferred Stock and other securities offered in the Subsequent Financing.

Both principal hereof and interest thereon are payable at the address of the Holder designated in the Loan Agreement or at such other place as the Holder may from time to time designate in writing. Any payment otherwise due on a Saturday, Sunday or legal bank holiday may be paid on the following business day. Payments shall be made in lawful money of the United States of America. Interest hereunder shall be computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed.

4. Transfers of Note to Comply with the 1933 Act. The Holder agrees that this Note may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (1) to a Person whom the Note may legally be transferred without registration and without delivery of a current prospectus under the 1933 Act with respect thereto and then only against receipt of an agreement of such Person to comply with the provisions of this Section 4 with respect to any resale or other disposition of the Note; or (2) to any Person upon delivery of a prospectus then meeting the requirements of the 1933 Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

5. Events of Default and Remedies.

(a) Any one or more of the following events which shall have occurred and be continuing shall constitute an event of default (“Event of Default”):

(i) Failure to make any payment hereunder when due or interest thereon within five days of the date when due; or

(ii) Any representation or warranty made by the Company or any officer of the Company in the Loan Agreement or this Note shall have been incorrect in any material respect when made which shall not have been remedied ten (10) days after written notice thereof shall have been given to the Company; or

(iii) The Company shall fail to perform or observe any covenant contained in the Loan Agreement or this Note and such default, if capable of being remedied, shall not have been remedied ten (10) days after written notice thereof shall have been given to the Company; or

(iv) The Company (A) shall institute any proceeding or voluntary case seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Company or for any substantial part of its property, or shall consent to the commencement against it of such a proceeding or case, or shall file an answer in any such case or proceeding commenced against it consenting to or acquiescing in the commencement of such case or proceeding, or shall consent to or acquiesce in the appointment of such a receiver, trustee, custodian or similar official; (B) shall be unable to pay its debts as such debts become due, or shall admit in writing its inability to apply its debts generally; (C) shall make a general assignment for the benefit of creditors; or (D) shall take any action to authorize or effect any of the actions set fort above in this subsection; or

(v) Any proceeding shall be instituted against the Company seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Company or for any substantial part of its property, and either such proceeding shall not have been dismissed or shall not have been stayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of any order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or

(vi) The making or filing of any money judgment, writ or similar process in excess of One Hundred Thousand Dollars ($100,000) against the Company or any of the property or other assets of the Company which shall remain unsatisfied, unvacated, unhanded or unstayed until the date that is the earlier to occur of thirty (30) days after such judgment, writ or similar process is entered and five (5) days prior to the date of any proposed sale thereunder; or

(vii) The suspension of the usual business activities of the Company or the winding up or the complete or partial liquidation of the Company’s business.

(b) In the event of and immediately upon the occurrence of an Event of Default, the Note shall become immediately due and payable without any action by the Holder and the Note shall bear interest until paid at the rate of 15% per annum (the “Default Interest Rate”). If an Event of Default occurs and is continuing, Holder may pursue any remedy available at law or in equity or provided for in any Loan Document to collect the payment of all amounts due under the Note or to enforce the performance of any provision of the Note, and all expenses incurred by Holder in connection with any remedy shall be deemed indebtedness of the Company.

(c) No delay or failure of Holder in the exercise of any right or remedy provided for under this Note or under the Loan Agreement shall be deemed a waiver of such right by Holder. No exercise or partial exercise or waiver of any right or remedy shall be deemed a waiver of any further exercise of such right or remedy or of any other right or remedy that Holder may have under this Note or under the Loan Agreement. The rights and remedies set forth in this Note and in the Loan Documents are cumulative and not exclusive of any other right or remedy that Holder may have.

6. Unconditional Obligation; Fees, Waivers, Other.

(a) The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

(b) The Company promises to pay all costs and expenses, including reasonable attorneys’ fees incurred in the collection and enforcement of this Note and to indemnify Holder against any losses, claims, damages and liabilities and related expenses, including counsel fees and expenses, incurred by Holder in connection with the collection and enforcement of this Note (including, without limitation, in connection with any bankruptcy, insolvency, reorganization or workout).

(c) No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver or as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

(d) This Note may not be modified or discharged (other than by payment or conversion) except in a writing duly executed by the Company and Holder.

(e) Holder hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times which the Company had or is existing as security for any amount called for hereunder.

7. Miscellaneous.

(a) The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

(b) Any notice required or desired to be given by the parties hereto shall be in writing and made pursuant to the Loan Agreement.

(d) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver a new Note of like tenor and date.

(e) At any time or from time to time upon the request of Holder, the Company will execute and deliver such further documents and do such other acts and things as Holder may reasonably request in order fully to effectuate the purposes of this Note, and to provide for the payment of the principal and interest due hereunder.

(f) This Note shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof or the actual domiciles of the parties. The Company and the Holder hereby consent to the jurisdiction of the Courts of the State of New York and the United States District Courts situated therein in connection with any action concerning the provisions of this Note instituted by the Holder against the Company.

(g)  No recourse shall be had for the payment of the principal or interest of this Note against any incorporator or any past, present or future stockholder officer, director, agent or attorney of the Company, or of any successor corporation, either directly or through the Company or any successor corporation, otherwise all such liability of the incorporators, stockholders, officers, directors, attorneys and agents being waived, released and surrendered by the Holder hereof by the acceptance of this Note.

(h)  This Note shall bind the Company and its successors and assigns.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note as of the day and year first above written.

VIKING SYSTEMS, INC.

By: /s/ Thomas B. Marsh
Name: Thomas B. Marsh
Title: President and Chief Executive Officer